Schedule 14C Information

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:
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    14c-5(d)(2))
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MID-STATE RACEWAY, INC.
------------------------------------------------
(Name of Registrant As Specified In Its Charter)



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


                             MID-STATE RACEWAY, INC.
                                  P. O. BOX 860
                                VERNON, NY 13476

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                JANUARY 18, 1999


To the Shareholders of Mid-State Raceway, Inc.:

         At the direction of the President and Board of Directors of Mid-State Raceway, Inc., a New York corporation (the "Company"), notice is hereby given that a Special Meeting of Shareholders of the Company (the "Special Meeting") will be held at 10:00 a.m. on Monday, January 18, 1999 in the Miracle Mile Room, Vernon Downs, Vernon, New York for the following purposes:

         1. To approve an amendment to the Company's Certificate of Incorporation to eliminate Shareholder's preemptive rights.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         The proposed amendment to the Certificate of Incorporation will, if adopted, entitle holders of shares objecting or dissenting and registering their dissent or objection in the manner required by law to assert rights under
Section 623 of the New York Business Corporation Law to receive payment for their shares. A copy of Section 623 of the New York Business Corporation Law is enclosed with this mailing.

         The Board of Directors has fixed the close of business on December 2, 1998 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting, or any adjournments thereof.

                            By Order of the President and the Board of Directors


                            /S/JUSTICE M. CHENEY
                            Justice M. Cheney, President

                            /S/JAMES J. MORAN
                            James J. Moran, Secretary



Dated: December 28, 1998
Vernon, New York

                             MID-STATE RACEWAY, INC.

                              INFORMATION STATEMENT

                JANUARY 18, 1999 SPECIAL MEETING OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY


GENERAL INFORMATION

This Information Statement is being delivered in connection with the January 18, 1999 Special Meeting of Shareholders (the "Special Meeting") of Mid-State Raceway, Inc. (the "Company") to be held on Monday, January 18, 1999 at 10:00 a.m. local time for the following purposes:

         1. To approve an amendment to the Company's Certificate of Incorporation to eliminate Shareholder's preemptive rights.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         The Special Meeting will be held in the Miracle Mile Room, Vernon Downs, Vernon, New York.

         The Company's principal executive offices are located at Vernon Downs, Vernon, New York 13476. The telephone number at that address is (315)829-2201.

         This Information Statement was mailed on or about December 28, 1998 to all Shareholders entitled to vote at the Special Meeting.

RECORD DATE AND SHARES OUTSTANDING

         Shareholders of record at the close of business on December 2, 1998 were entitled to notice of, and to vote at, the Special Meeting. At the record date 250,386 shares of the Company's $0.10 par value common stock ("Common Stock") were issued, outstanding and entitled to vote at the Special Meeting.

VOTING

         Every Shareholder voting for the proposals submitted for approval at the Special Meeting is entitled to one vote for each share held on the record date. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. The proposals must be approved by at least a majority of the votes cast at the Special Meeting.


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


DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of Shareholders which are intended to be presented by such Shareholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than April 1, 1999 in order to be included in the information statement or proxy soliciting material, as the case may be, relating to that meeting.

COMPENSATION OF DIRECTORS

         The Company does not currently compensate persons for serving on its Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 2, 1998 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director and (iii) all Directors and Executive Officers as a group.

         Directors, Officers                    Shares Beneficially Owned
         5% Shareholders                         Numbers        Percent
         -------------------                     -------        -------

         Standardbred Enterprises, Ltd
         3837 Peterboro Road
         Oneida, New York 13421(3)              126,657          50.58%

         David Slyman, Sr. (1)                  0                0
         Jeremiah Law (1)                       10              (2)
         Justice M. Cheney (1)                  120             (2)

         Neil Wager (1,4)                       1,750           (2)
         Edward Leffler (1)                     0                0
         Thomas M. Hunter (1)                   0                0
         Abe Acee, Jr. (1)                      0                0
         James J. Moran (1)                     100             (2)
         Paul V. Noyes (1)                      0                0
         Gwen Bennett (1,5)                     8,949            3.57%
         Patrick Bombardo (1)                   0                0

         All Directors and Executive
         Officers as a group (11 persons)       137,586          54.95%
------------------------

         1 Directors of the Company
         2 Denotes less than one percent of class.
         3 Standardbred Enterprises, Ltd. pledged 126,657 shares of Common Stock as security for a loan made by NW Investors II, LLC. NW Investors II, LLC asserts that loan is in default and NW Investors II, LLC is attempting to obtain possession of the shares because of the alleged default.
         4 Mr. Wager is managing member of NW Investors II, LLC which claims ownership of the 126,657 shares of Common Stock held in the name of Standardbred Enterprises, Ltd.
         5 Ms. Bennett is the majority shareholder of Standardbred Enterprises, Ltd.


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


EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer for services to the Company during the three fiscal years ended December 31, 1997. Justice M. Cheney, current President and CEO, has been drawing an annual salary of $60,000 since April 1998.

              Name and Principal Position      Year    Salary    Bonus   Other
              ---------------------------     ------  --------- ------- -------
              Frank O. White, Jr
              President and CEO                1997    $81,000     --      --
                                               1996    $81,000     --      --
                                               1995    $90,000     --      --

         No other executive officer received an annual salary and bonus in excess of $100,000 over the last three fiscal years.

         The Company had an employment agreement with Frank O. White, Jr. providing, for his employment as the Company's President and Chief Executive Officer through June 30, 1999, unless terminated early pursuant to the terms of the Agreement. The Agreement provides that the Board for good cause may terminate it at any time. On March 10, 1998, Mr. White was terminated for cause as a result of the assessment of fines against the Company by the New York State Racing and Wagering Board for substantial violations of its rules and regulations. Mr. White has disputed the termination.

COMPLIANCE WITH SECTION (A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such Officers, Directors and 10% Shareholders are also required by SEC Rules to furnish the Company with the copies of all Section 16(a) forms that they file. Based solely on its review of copies of such reports received by it, the Company believes that during the fiscal year ended December 31, 1997 all such filing requirements were complied with in a timely fashion.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Company's Board of Directors has approved an amendment to the Company's Certificate of Incorporation that eliminates Shareholder preemptive rights. Preemptive rights enable Shareholders to maintain their proportionate ownership interest in the Company. Preemptive rights entitle a Shareholder to purchase the number of shares necessary to retain that Shareholder's proportionate ownership interest in the Company in the event the company issues additional shares.

         All Shareholders were automatically granted preemptive rights under New York State law at the time of the incorporation of the Company. The Board of Directors has determined that it is in the Company's best interests to eliminate preemptive rights in order to allow the Company to raise equity through a private placement offering of its stock to accredited investors only.

                  The Company anticipates that it will lose over $700,000 in 1998 from its business operations and does not expect to be able to turn a profit in the future without a substantial investment in its business. Accordingly, the Board of Directors needs to have the option available to make a private offering of the Company's stock, as opposed to a public offering, to raise needed capital. In a private offering, capital can be raised quickly and relatively inexpensively. Generally, a private offering must be made to accredited investors and a maximum of 35 unaccredited investors. Generally accredited investors must have a net worth in excess of $1,000,000 or have earnings in excess of $200,000 a year. If the Company were to offer preemptive rights to its Shareholders, the offering would be in violation of Securities and Exchange Commission regulations if 35 or more Shareholders that were not accredited investors purchased the shares. Accordingly, it is necessary to eliminate preemptive rights in order to have the option to go forward with a private offering.

NOTICE

         The proposed amendment to the Certificate of Incorporation will, if adopted, entitle holders of shares objecting or dissenting and registering their dissent or objection in the manner required by law to assert rights under
Section 623 of the New York Business Corporation Law to receive payment for their shares.

         The Board of Directors retain the right to abandon the proposed Amendment to the Certificate of Incorporation if more than 5,000 shares are tendered for payment by objecting Shareholders.

OTHER MATTERS

         The Company knows no other matters to be submitted at the Special Meeting.

THE BOARD OF DIRECTORS


Dated: December 28, 1998


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